UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

JOEY NEW YORK, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-180954	68-0682410
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

  Trump Tower I,  16001 Collins Ave. #3202, Sunny Isles Beach, Fl 33160
(Address of Principal Executive Offices)

(305) 948-9998
Registrants Telephone Number

________________________________
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.01.  Changes in Registrant’s Certifying Accountant.

On May 29, 2014, the Company, through and with the approval of its Board of Directors, engaged L.L. Bradford as its independent registered public accounting firm.

On May 29, 2014, Berman & Company, P.A. was dismissed as the Company’s independent registered public.

Prior to engaging L.L. Bradford, the Company did not consult with L.L. Bradford regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by L.L. Bradford on the Company’s financial statements, and L.L. Bradford did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of Berman & Company, P.A. regarding the Company’s financial statements for the fiscal year ended February 28, 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended February 28, 2013 and during the period from February 28, 2013 to May 29, 2014, the date of dissmissal, there were no disagreements with Berman & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Berman & Company, P.A. would have caused it to make reference to such disagreement in its reports.

The Company provided Berman & Company, P.A. with a copy of this report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Berman & Company, P.A. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether is agrees with above statements and, if it does not agree, the respects in which it does not agree.

Section 9 – Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

Joey New York, Inc. includes herein the following Exhibits:

16.1           Letter re change in certifying account

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOEY NEW YORK , Inc

Date: June 3, 2014                                                                By:           \s\      Joey Chancis
Name:    CEO
Title:           CEO
Principal Executive Officer

Date: June 3, 2014                                                                By:           \s\      Richard Roer
Name:    President
Title:           President
Principal Financial Officer